 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2020

CREATIVE REALITIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 100, Louisville, KY		40223
(Address of principal executive offices)		(Zip Code)

(502) 791-8800

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CREX	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CREXW	The Nasdaq Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2020, the Board of Directors (the “Board”) of Creative Realities, Inc. (the “Company”) approved executive stock options and a bonus plan based on certain retention and performance metrics to Richard Mills, Director and Chief Executive Officer; and Will Logan, Chief Financial Officer.

Options

Messrs. Mills and Logan received ten-year options to purchase 480,000 and 240,000 shares of common stock, respectively, which vest in three equal installments on each anniversary of the issuance.

Messrs. Mills and Logan also received ten-year options to purchase 480,000 and 240,000 shares of common stock, respectively, which vest in equal installments over a three-year period subject to satisfying the Company revenue target and EBITDA (earnings before interest, taxes, depreciation and amortization) target for the applicable year. In each of calendar years 2020, 2021 and 2022, one-third of the total shares may vest (if the revenue and EBITDA targets are met), and the shares that are subject to vesting each year are allocated equally to each of the revenue and EBITDA targets for such year.

These options includes a catch-up provision, where any options that did not vest during a prior year due to the Company’s failure to meet a prior revenue or EBITDA target may vest in a subsequent vesting year if the revenue or EBITDA target, as applicable, is met in the future year. The revenue and EBITDA targets for the following three years are as follows:

Calendar Year	Revenue Target	EBITDA Target
2020	$32 million	$2.2 million
2021	$35 million	$3.1 million
2022	$38 million	$3.5 million

The exercise price of the foregoing options is $2.53 per share, the closing price of the Company’s common stock on the date of issuance. The options are issued from the Company’s 2014 Stock Incentive Plan.

Bonus Plan

The Bonus Plan provides that Messrs. Mills and Logan will receive a cash bonus of 25% and 12.5%, respectively, of their annual salary if the Company achieves any revenue target or EBITDA target above in the calendar years 2020-2022. Each executive may receive two bonus payments if both the revenue target and EBITDA target in a calendar year is obtained. For calendar year 2020, Messrs. Mills and Logan are eligible to receive a bonus of $165,000 and $62,250, respectively, if the revenue target and EBITDA target is obtained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Realities, Inc.
(Registrant)

Date: May 26, 2020	By:	/s/ Will Logan
Will Logan Chief Financial Officer

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